UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A (Amendment No. 2)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):            March 26, 2004

YAHOO! INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

701 First Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)  (Zip Code)

(408) 349-3300

Registrant’s telephone number including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On May 24, 2004, Yahoo! Inc., a Delaware corporation (“Yahoo!” or the “Company”), completed its acquisition of an additional interest in Kelkoo S.A. (“Kelkoo”).  As a result of the acquisition, Yahoo!’s ownership interest in Kelkoo increased from approximately 90% to approximately 99.9% pursuant to the terms of the previously announced definitive agreement.  The acquisition follows a prior acquisition of a majority interest in Kelkoo by the Company on April 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

	By:	/s/ Terry Semel
Terry Semel
Chairman and
Chief Executive Officer

Date: May 26, 2004